GLOBALT, Inc. Code of Ethics

CODE OF ETHICS

GLOBALT, Inc. (the “Adviser”), a subsidiary of Synovus Financial Corp. (“SFC”) who acts as investment adviser to clients (the “client”) is confident that all access persons and employees act with integrity and good faith. The Adviser recognizes, however, that personal interests may conflict with a client’s interest where access persons or employees:

  know about the client’s present or future portfolio transactions; or
  have the power to influence the client’s portfolio transactions; and
  engage in securities transactions for their personal account(s).

In an effort to prevent any conflicts from arising and in accordance with Rule 204A-1 under the Investment Company Act of 1940, the Adviser has adopted this code of ethics (the “Code”) to address transactions that may create conflicts of interest, and to establish reporting requirements and enforcement procedures. (Definitions of underlined terms are included in Appendix I).

I.	ABOUT THIS CODE

	A.	Individuals covered by the Code.

All access persons; and

All Adviser employees.

	B.	To Whom the Rules Apply.

This Code sets forth specific prohibitions regarding securities transactions. All access persons, as defined in Appendix I attached hereto, are subject to all of the prohibitions and restrictions contained in this Code, which are universally applicable.

II.	STATEMENT OF GENERAL PRINCIPLES AND PROFESSIONAL STANDARDS

In recognition of the trust and confidence placed in the Adviser by its clients and because the Adviser believes that its operations should benefit all clients, the Adviser has adopted the following universally applicable principles:

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1.	All access persons must at all times reflect the professional standards expected of persons in the investment advisory business. These standards require all access persons to be judicious, accurate, objective and reasonable in dealing with both clients and other parties so that their personal integrity is unquestionable.

2.	The interests of the client are paramount. Access persons must place client interests before their own.

3.	Access persons must accomplish all personal securities transactions in a manner that avoids a conflict, or appearance of conflict, between their personal interests and those of clients.

4.	Access persons must avoid actions or activities that allow them or their family to benefit from their position with the Adviser, or that bring into question their independence or judgment.

5.	All access persons must avoid inappropriate favoritism of one client over another.

6.	At GLOBALT, whether it be proprietary or non-proprietary mutual funds, late day trading and market timing is expressly prohibited. This prohibition includes but is not limited to an access persons role as an adviser or portfolio manager. Also included in this prohibition are personal transactions related to these issues.

7.	All access persons must act within the spirit and the letter of the federal, state and local laws and regulations pertaining to investment advisers and the general conduct of business.

8.	The Adviser has adopted Insider Trader Policies which set parameters for the establishment, maintenance and enforcement of policies and procedures to detect and prevent the misuse of material non-public information by Adviser Personnel. The Insider Trading Policies are a part of this Code of Ethics.

9.	The Adviser has adopted Personal Trading Policies which set parameters for the establishment, maintenance and enforcement of policies and procedures to detect and prevent Adviser Personnel from taking advantage of, or even appearing to take advantage of, their fiduciary relationship with our clients. The Personal Trading Policies are a part of this Code of Ethics.

10.	Access persons cannot accept compensation for services from outside sources without the specific permission of the Adviser’s principal Officer (per Definition) or designated senior management.

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11.	When any access person faces a conflict between their personal interests and the interests of clients, they will report the conflict to the Adviser’s Officer for instruction regarding how to proceed.

12.	The recommendations and actions of the Adviser are confidential and private matters. Accordingly, it is our policy to prohibit, prior to general public release, the transmission, distribution or communication of any information regarding securities transactions of client accounts except to broker/dealers in the ordinary course of business. In addition, no information obtained during the course of employment regarding particular securities (including internal reports and recommendations) may be transmitted, distributed, or communicated to anyone who is not affiliated with the Adviser, without the prior written approval of the President or the Officer.

13.	All information given to the Adviser by the customer is confidential and must not be disclosed except as outlined in the Adviser’s Privacy Policy.

14.	Each Person subject to this Code who has knowledge of any violation of this Code by any other Person shall promptly report such violation to the Chief Compliance Officer, who shall investigate any such report to determine if a violation of this Code has in fact occurred. The Chief Compliance Officer shall take sufficient steps to ensure that a reporting Person is not penalized and that no retaliatory action is taken against such Person in response to or as a result of a report by such Person of a violation of this Code by a third Person. Any retaliatory action taken against any Person that reports a violation shall be deemed a violation of this Code that is sanctionable pursuant to the provisions of this Code.

The policies and guidelines set forth in this Code of Ethics must be strictly adhered to by all access persons. Severe disciplinary actions, including dismissal, may be imposed for violations of this Code of Ethics. Annually, the Officer will review the Code of Ethics.

III.	REVIEW AND ENFORCEMENT OF THIS CODE

	A.	Appointment of a Review Officer and/or Compliance Officer (the “Officer”).

At least one Officer will be appointed by the Board of Directors of the Adviser (the “Board”) to perform the duties described in this Section III.

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B.	The Officer’s Duties and Responsibilities.

	1.	The Officer shall notify each person who becomes an access person of the Adviser and who is required to report under this Code of their reporting requirements no later than 10 days before the first quarter in which such person is required to begin reporting.

	2.	The Officer will, on a quarterly basis, review all required holdings reports (brokerage statements) and compare all reported personal securities transactions with clients’ and the Fund’s completed portfolio transactions and a list of securities that were purchased or sold by the clients and the Fund during the period to determine whether a Code violation may have occurred. Before determining that a person has violated the Code, the Officer must give the person an opportunity to supply explanatory material.

	3.	If the Officer finds that a Code violation may have occurred, or believes that a Code violation may have occurred, the Officer must submit a written report regarding the possible violation, together with the confidential report and any explanatory material provided by the person, to the Board. This report will routinely be made at the next scheduled Board meeting. If there are no scheduled Board meetings, the report will be made at least quarterly.

	4.	No person is required to participate in a determination of whether he or she has committed a Code violation or discuss the imposition of any sanction against himself or herself.

	5.	The Officer will submit his or her own reports, as may be required pursuant to Part A hereof, to an alternate officer selected in the same manner as the Officer who shall fulfill the duties of the Officer with respect to the Officer’s reports.

C.	Resolution; Sanction(s).

If the Board finds that a person has violated the Code, the Board will approve, by a majority vote, a proposed resolution of the situation or, if appropriate, impose upon the person sanctions that the Board deems appropriate and will report, through the Officer or other selected person(s), the violation and the resolution and/or sanction imposed to the Board at its next regularly scheduled board meeting unless, in the sole discretion of the Board, circumstances warrant an earlier report.

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IV.	PROHIBITIONS AND RESTRICTIONS

	A.	Prohibition Against Fraud, Deceit and Manipulation.

Access persons cannot, in connection with the purchase or sale, directly or indirectly, of a security held or to be acquired by a client:

		1.	Employ any device, scheme or artifice to defraud the client;

		2.	make to any client any untrue statement of a material fact or omit to state to the client a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

		3.	engage in any act, practice or course of business that operates or would operate as a fraud or deceit upon any client; or

		4.	engage in any manipulative practice with respect to the client.

	B.	Limits on Accepting or Receiving Gifts.

Access persons cannot accept or receive any gift, by itself or in the aggregate, of more than $100.00 from any client, prospective client, any person or entity doing business with the Adviser or in connection with a client’s account.

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C.	RESTRICTIONS ON TRADING

	1.	Prohibited Trading Period

(a) General. A trade in a security traded by a client account is prohibited within 2 calendar days before the client trades the security.

(b) Exception for Same Day Trades. Notwithstanding (a) above, an access person may trade a security on the same day as a client trades the same security if the following conditions are met:

     (i) the access persons trade is in the same direction as the client’s trade (e.g., the client buys the security and the access person buys the security); or (ii) unless the access person’s trade is submitted as part of a block trade, the access person’s trade is placed after client trades are completed; or (iii) if the access person’s trade is submitted as part of a block trade with clients, then the access person’s trade is the first order not filled if the entire block trade is not filled.

(c) De Minimis Exemption. A pre-clearance request to trade 3,000 or fewer shares of an issuer that has at least $3 billion in market capitalization may be granted by the Officer notwithstanding the Prohibited Trading Period. Such de Minimis trading requests may be granted by the Officer, subject to the other Restrictions on Trading and the following conditions:

(a)	The request must be made in accordance with the Pre-Clearance Procedures set forth below.

(b)	De Minimis exemption grants are only valid for 1 business day; and

(c)	Permission under the de minimis exemption may be granted for a particular security only once per access person every 10 days.

2.	Restricted List Securities

It is recognized that an access person may from time to time have a special relationship with an issuer (such as being a director, Officer, consultant, or significant shareholder), in which capacity such person may receive material, non-public information regarding an issuer. In such cases, the access person must notify the Officer of that relationship. The Officer will review the relationship and will determine whether or not to place the securities of the issuer on a Restricted Securities List. Trades in any security on the Restricted Securities List maintained by the Officer are prohibited.

3.	Initial Public Offerings (IPOs)

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Investing in IPOs is prohibited.

4.	Options

Access persons are prohibited from buying or selling an option within 2 calendar days before a client account trades the same option or the underlying security.

5.	Short Sales

Short sales of securities are prohibited.

6.	Certain Public Company Securities

Purchases and sales of restricted securities issued by public companies are generally prohibited. However, an exception may be made if the Officer determines that the contemplated transaction will raise no actual, potential or apparent conflict of interest. Specific requests to purchase or sell any restricted security must be made in writing to the Officer.

7.	Private Placements and Hedge Funds

Purchase or sale of a security obtained through a private placement, including purchase of any interest in a hedge fund, requires approval by the Officer. Approval is contingent upon the Officer determining that the contemplated transaction will raise no actual, potential or apparent conflict of interest. Specific requests to purchase or sell any interest in a private placement or a hedge fund must be made in writing to the Officer. Should adviser personnel wish to purchase a private placement offered by the Adviser or an affiliate of the Adviser, such investment should be disclosed to any Adviser client purchasing said investment.

Note: If an access person who owns a security in a private company knows that the company is about to engage in an IPO, she/he must disclose this information to the Officer.

8.	Investment Clubs

Participation in an investment club requires prior approval by the Officer. Pre-clearance may be granted on written request if the access person’s participation does not create any actual, potential or apparent conflict of interest.

.

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D.	EXCEPTIONS TO THE PERSONAL TRADING POLICIES

	1.	Certain Types of Securities and Related Instruments

Transactions involving any of the following securities are not subject to any of the Prohibitions on Trading above and do not require pre-clearance by or reporting to the Officer:

		(a)	Open-End Mutual Funds and Unit Investment Trusts not managed or subadvised by Synovus nor any Synovus affiliate(not closed- end mutual funds)

		(b)	United States Government Securities (e.g., U.S. Treasury Bonds).

		(c)	Money Market Instruments (e.g., bankers’ acceptances, Certificates of Deposit, and repurchase agreements).

		(d)	Employee stock purchase accounts that are automated and non- volitional

		(e)	Company sponsored 401-K accounts provided that choices selected include only open-end mutual funds not managed or subadvised by Synovus nor any Synovus affiliate.

	2.	Delegated Discretion Accounts

Pre-clearance is not required on trades in a covered account over which an access person has no discretion if:

		(a)	the access person provides to the Officer a copy of the written contract pursuant to which investment discretion for the account has been delegated in writing to a fiduciary;

		(b)	the access person certifies in writing that she/he has not and will not discuss potential investment decisions with the independent fiduciary; and

		(c)	the access person ensures that duplicate broker-dealer trade confirmations and monthly/quarterly statements of the discretionary account holdings are provided to the Adviser.

	3.	Case-by-Case Exemptions

Because no written policy can provide for every possible contingency, the Officer may consider granting additional exemptions from the Prohibitions on Trading on a case-by-case basis. Any request for such consideration must be submitted by the access person in writing to the Officer. Exceptions will only be granted in those cases in which the Officer determines that granting the request will create no actual, potential or apparent conflict of interest.

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E.	PRE-CLEARANCE PROCEDURES

	(a)	The access person completes and submits a Pre-Clearance Request Form to the Trading Department.

	(b)	The Trading Department reviews and approves or rejects the request form. The Trading Department will time-stamp the request form.

	(c)	The Officer reviews and approves or rejects the request, generally post- trade, communicating its decision to the access person should it be contrary to the initial request.

	(d)	The access person must execute any approved trade no later than 4:00 p.m. on the next trading day following the time-stamp reflected on the approved Trading Department request.

V.	INSIDER TRADING

	A.	Overview and Purpose

The purpose of the policies and procedures in this Section V (the “Insider Trading Policies”) is to detect and prevent “insider trading” by any person associated with the Adviser. The term “insider trading” is not defined in the securities laws, but generally refers to the use of material, non-public information to trade in securities or the communication of material, non-public information to others.

	B.	General Policy

		1.	Prohibited Activities

All access persons and employees of the Adviser or any other person associated with the Adviser are prohibited from the following activities:

(a) trading or recommending trading in securities for any account (personal or client) while in possession of material, non-public information about the issuer of the securities; or

(b) communicating material, non-public information about the issuer of any securities to any other person.

The activities described above are not only violations of these Insider Trading Policies, but also may be violations of applicable law.

		2.	Reporting of Material, Non-Public Information

Any access person or employee who possesses or believes that she/he may possess material, non-public information about any issuer of securities must report the matter immediately to the Officer. The Officer will review the matter and provide further instructions regarding appropriate handling of the information to the reporting individual.

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C.	Material Information, Non-Public Information, Insider Trading and Insiders

	1.	Material Information. “Material information” generally includes:

any information that a reasonable investor would likely consider important in making his or her investment decision; or

any information that is reasonably certain to have a substantial effect on the price of a company’s securities.

Examples of material information include the following: dividend changes, earnings estimates, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems and extraordinary management developments.

	2.	Non-Public Information. Information is “non-public” until it has been effectively communicated to the market and the market has had time to “absorb” the information. For example, information found in a report filed with the Securities and Exchange Commission, or appearing in Dow Jones, Reuters Economic Services, The Wall Street Journal or other publications of general circulation would be considered public.

	3.	Insider Trading. While the law concerning “insider trading” is not static, it generally prohibits: (1) trading by an insider while in possession of material, non-public information; (2) trading by non-insiders while in possession of material, non-public information, where the information was either disclosed to the non-insider in violation of an insider’s duty to keep it confidential or was misappropriated; and (3) communicating material, non-public information to others.

	4.	Insiders. The concept of “insider” is broad, and includes all employees of a company. In addition, any person may be a temporary insider if she/he enters into a special, confidential relationship with a company in the conduct of a company’s affairs and as a result has access to information solely for the company’s purposes. Any person associated with the Adviser may become a temporary insider for a company it advises or for which it performs other services. Temporary insiders may also include the following: a company’s attorneys, accountants, consultants, bank lending Officers and the employees of such organizations.

D. Penalties for Insider Trading

The legal consequences for trading on or communicating material, non-public information are severe, both for individuals involved in such unlawful conduct and their employers. A person can be subject to some or all of the penalties below even if he/she does not personally benefit from the violation. Penalties may include:

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  civil injunctions
  jail sentences
  revocation of applicable securities-related registrations and licenses fines for the person who committed the violation of up to three times the profit gained or loss avoided, whether or not the person actually benefited; and
  fines for the employee or other controlling person of up to the greater of $1,000,000 or three times the amount of the profit gained or loss avoided.

In addition, the Adviser’s management will impose serious sanctions on any person who violates the Insider Trading Policies. These sanctions may include suspension or dismissal of the person or persons involved.

VI.	REPORTING REQUIREMENTS

Subject to Section VIII hereof, all access persons must comply with the reporting requirements set forth in Part XI.

VII.	ANNUAL WRITTEN REPORT TO THE BOARD

At least once a year, the Adviser will provide the Board with a written report that includes the following information:

	A.	Issues Arising Under the Code. The report must describe any issue(s) that arose during the previous year under the Code or procedures thereto, including any material Code or procedural violations, and any resulting sanction(s). The Officer may report to the Board more frequently if deemed necessary or appropriate by the Board; and

B.	Certification. Each report must be accompanied by a certification to the Board that the Adviser has adopted procedures reasonably necessary to prevent its access persons from violating this Code.

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VIII. INTERRELATIONSHIP WITH OUTSIDE ADVISER/SUBADVISORY CODE OF ETHICS

A.		General Principle.

	A	person who is both (i) an access person of an outside advised account or fund in the role of subadviser and (ii) an access person and/or employee of the Adviser, is only required to report under this Code.

B.		Procedures. The Adviser shall:

1. Submit to the outside Adviser a copy of this Code;

2. Promptly furnish to the outside Adviser, upon request, copies of any reports made under this Code by any person who is also covered by the outside Adviser’s Code;

3. Promptly report to the outside Adviser, in writing, any material amendments to this Code; and

4. Immediately furnish to the outside Adviser, without request, all relevant and necessary information regarding any material violation of this Code by any person.

IX. RECORDKEEPING

The Adviser will maintain records as set forth below. These records will be maintained in accordance with the following requirements. They will be available for examination by representatives of the Securities and Exchange Commission and other regulatory agencies.

1.	A copy of this Code and any other code adopted by the Adviser, which is, or at any time within the past five years has been, in effect will be preserved in an easily accessible place.

2.	A record of any Code violation and of any sanctions taken will be preserved in an easily accessible place for a period of at least five years following the end of the fiscal year in which the violation occurred.

3.	A copy of each Initial Holdings Report, Quarterly Transaction Report, and Annual Holdings Report submitted under this Code, including any information provided in lieu of any such reports made under the Code (see Part A for more information about reporting), will be preserved for a

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period of at least five years from the end of the fiscal year in which it is made, for the first two years in an easily accessible place.

4. A record of all persons, currently or within the past five years, who are or were required to submit reports under this Code, or who are or were responsible for reviewing these reports, will be maintained in an easily accessible place.

5. A copy of each annual report required by Section VII of this Code must be maintained for at least five years from the end of the fiscal year in which it is made, for the first two years in any easily accessible place.

6. A record of any decision and the reasons supporting the decision, to approve the purchase or sale of a security must be maintained for at least five years after the end of the fiscal year in which the approval is granted.

X.	MISCELLANEOUS

	A.	Confidentiality. All reports and other information submitted pursuant to this Code will be treated as confidential, provided that such reports and information may be produced to the Securities and Exchange Commission and other regulatory agencies, as necessary.

	B.	Interpretation of Provisions. The Board may from time to time adopt such interpretations of this Code as it deems appropriate.

	C.	Compliance Certification. Within 10 days of becoming an access person, and each year thereafter, each such person must complete the Compliance Certification, attached as Appendix V.

XI.	Reporting Requirements

ACCESS PERSONS AND EMPLOYEES WITH INFORMATION ACCESS

I.	LIST OF SECURITIES HOLDINGS

A. Initial Holdings Report.

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Access persons must submit a listing of all securities they beneficially own, as well as all of their securities accounts, as of the date they first become subject to this Code’s reporting requirements. Access persons must submit this list to the Officer within 10 days of the date they first become subject to this Code’s reporting requirements. An Initial Holdings Report Form, substantially the same as Appendix III will be used. A copy of brokerage account statement(s) may be used in lieu of listing each individual holding on the Initial Holdings Report Form.

B.	Annual Holdings Report.

Each year, access persons must submit to the Officer a listing of all securities they beneficially own, as well as all of their securities accounts. Access person’s list must be current as of a date no more than 30 days before they submit the report. An Annual Holdings Report Form, substantially the same as Appendix IV will be used. A copy of brokerage account statement(s) may be used in lieu of listing each individual holding on the Annual Holdings Report Form.

II.	REQUIRED TRANSACTION REPORTS

	A.	Quarterly Transaction Reports.

		1.	Each quarter, access persons must report all of their securities transactions effected, as well as any securities accounts they established, during the quarter. Access persons should submit their report to the Officer no later than 15 days after the end of each calendar quarter. A Sample Quarterly Personal Securities Transactions Report Form is included as Appendix II.

		2.	If access persons had no reportable transactions and did not open any securities accounts during the quarter, they are still required to submit a report. Please note on the report that you had no reportable items during the quarter, and return it, signed and dated.

		3.	Access persons need not submit a detailed list of transactions if the report would duplicate information contained in broker trade confirmations or account statements received by the Officer, provided that all required information is contained in the broker trade confirmations or account statements and is received by the Officer no later than 30 days after the end of the calendar quarter. Please see the Officer for more information about this reporting mechanism.

B.	Securities Transactions and Accounts that are Covered under the Quarterly Reporting Obligation.

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Access persons must report all transactions in securities that: (i) they directly or indirectly beneficially own; or (ii) because of the transaction, they acquire direct or indirect beneficial ownership. Access persons must also report all of their accounts in which any securities were held for their direct or indirect benefit (this includes mutual fund accounts).

C.	Securities and Transactions That May Be Excluded from the Report.

Access persons are not required to detail or list the following items on their reports:

1.	Purchases or sales effected for any account over which access persons have no direct or indirect influence or control;

2.	Purchases access persons made solely with the dividend proceeds received in a dividend reinvestment plan or that are part of an automatic payroll deduction plan, where they purchased a security issued by their employer;

3.	Purchases effected on the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, as long as access persons acquired these rights from the issuer, and sales of such rights;

4.	Purchases or sales which are non-volitional, including purchases or sales upon the exercise of written puts or calls and sales from a margin account pursuant to a bona fide margin call; and

5.	Purchases or sales of any of the following securities:

  Direct obligations of the U.S. government;
  Bankers’ acceptances, bank certificates of deposit, commercial paper and
high	quality	short-term	debt	instruments,	including	repurchase
agreements.

Access persons must still report, however, any accounts in which these securities are held. Access persons may include a statement in their report that the report shall not be construed as their admission that they have any direct or indirect beneficial ownership in the security included in the report.

III. ANNUAL REQUIREMENTS

Annually and as well as with any amendment, the Officer will distribute the updated Code to all access persons who must provide written acknowledgement of receipt and understanding of the Code of Ethics.

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APPENDIX I DEFINITIONS General Note

The definitions and terms used in this Code of Ethics are intended to mean the same as they do under the 1940 Act and the other federal securities laws. If a definition hereunder conflicts with the definition in the 1940 Act or other federal securities laws, or if a term used in this Code is not defined, access persons should follow the definitions and meanings in the 1940 Act or other federal securities laws, as applicable.

Access person means:

  any Trustee or Officer or employee of the Adviser.
  any employee of the Adviser (or of any company in a control relationship to the Adviser’s clients) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of securities by a client or whose functions relate to the making of any recommendations with respect to the purchases or sales of securities; and
  any natural person in a control relationship to a client’s account, who obtains information concerning recommendations made to a client with regard to the purchase or sale of securities by a client.

Alternate Officer means the person or persons appointed by the Board to perform the Officer’s functions when the Officer is not available or has a personal conflict of interest in the transaction being reviewed or matter to be performed.

Beneficial ownership means the same as it does under Section 16 of the Securities Exchange Act of 1934 and Rule 16a-1(a)(2) thereunder. Access persons should generally consider themselves the “beneficial owner” of any securities in which they have a direct or indirect pecuniary interest. In addition, they should consider themselves the beneficial owner of securities held by their spouse, their minor children, a relative who shares their home, or other persons by reason of any contract, arrangement, understanding or relationship that provides them with sole or shared voting or investment power.

Client means person(s) or account(s) being advised by Adviser with Adviser having investment discretion over said account.

Control means the same as it does under Section 2(a)(9) of the 1940 Act. Section 2(a)(9) provides that "control" means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company. Ownership of 25% or more of a company's outstanding voting securities is presumed to give the

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holder of such securities control over the company. The facts and circumstances of a given situation may counter this presumption.

Employee means person employed with Adviser in any employment function – Officer, Advisor, Administrative, Clerical, Support, etc. For this Code of Ethics document, “employee” also indicates Access Person.

High quality short-term debt instrument means any instrument that has a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a nationally recognized statistical rating organization (e.g., Moody’s Investors Service).

Initial public offering (“IPO”) means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before registration, was not subject to the reporting requirements of section 13 or section 15(d) of the Securities Exchange Act of 1934.

Investment personnel of Adviser means any employees of Adviser who, in connection with his or her regular duties, makes or participates in making recommendations regarding the purchase or sale of securities in a client’s account.

Limited offering means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2), Section 4(6), Rule 504, Rule 505 or Rule 506 (e.g., private placements).

Purchase or sale of a security includes, among other things, the writing of an option to purchase or sell a security. A security is being purchased or sold by a client from the time a purchase or sale program has been communicated to the person who places buy and sell orders for the client until the program has been fully completed or terminated. A security is being considered for purchase or sale by a client when a security is identified as such by the Adviser.

Officer means the person or persons appointed by the Board pursuant to Section III of this Code.

Security means the same as it does under Section 2(a)(36) of the 1940 Act, except that it does not include direct obligations of the U.S. Government or its agencies, bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments, including repurchase agreements.

Security held or to be acquired by a client means (A) any security that within the most recent 15 days, (i) is or has been held by a client, or (ii) is being or has been considered by adviser or sub-adviser for purchase; and (B) any option to purchase or sell, and any security convertible into or exchangeable for any security.

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APPENDIX II

QUARTERLY PERSONAL SECURITIES TRANSACTIONS REPORT

Name of Reporting Person:
_______________________________________________________
Calendar Quarter Ended:
_________________________________________________________
Date Report Due:
_______________________________________________________________
Date Report Submitted:
__________________________________________________________

Securities Transactions

I have reportable transactions this quarter; however, statements of all trades are sent to the Advisor.

The reportable transactions listed below were NOT placed through my company brokerage account and/or the Advisor does not receive duplicate statements:

Date of	Name of Issuer and	No. Of	Principal Amount,	Type of		Name of Broker,
Transact	Title of Security	Shares (if	Maturity Date and	Transaction	Price	Dealer or Bank
ion		applicable)	Interest Rate			Effecting
			(if applicable)			Transaction

If access person had no reportable transactions during the quarter, please check here.

Securities Accounts

If access person established an account within the quarter, please provide the following information:

Name of Broker, Dealer or Bank

Date Account was Established

Name(s) on and Type of Account

If access person did not establish a securities account during the quarter, please check here.

I certify that I have included on this report all securities transactions and accounts required to be reported pursuant to the Code of Ethics.

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Signature

Date

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APPENDIX III INITIAL HOLDINGS REPORT

Name of Reporting Person:
_______________________________________________________
Date Person Became Subject to the Code’s Reporting Requirements:
______________________

Information in Report Dated as of:
_________________________________________________
Date Report Due:
_______________________________________________________________
Date Report Submitted:
__________________________________________________________

Securities Holdings

		Security	No. of Shares	Principal Amount, Maturity Date
Name of Issuer and Title of
Security	Security Type	Symbol	(if applicable)	and Interest Rate (if applicable)

If access person(s) have no securities holdings to report, please check here.

     If access person(s) do not want this report to be construed as an admission that they have beneficial ownership of one or more securities reported above, please describe below and indicate which securities are at issue.
________________________________________________________________________

_____________________________________________________________________________

Securities Accounts

Name of Broker, Dealer or Bank

Date Account was Established

Name(s) on and Type of Account

If access person(s) have no securities accounts to report, please check here.

I certify that I have included on this report all securities transactions and accounts required to be reported pursuant to the Code of Ethics.

Signature

Date

GLOBALT, Inc. Code of Ethics

APPENDIX IV ANNUAL HOLDINGS REPORT

Name of Reporting Person:
______________________________________________________
Information in Report Dated as of:
_________________________________________________
Date Report Due:
_______________________________________________________________
Date Report Submitted:
__________________________________________________________
Calendar Year Ended: December 31,
_______

Securities Holdings

		Security	No. of Shares	Principal Amount, Maturity Date
Name of Issuer and Title of
Security	Security Type	Symbol	(if applicable)	and Interest Rate (if applicable)

If access person(s) have no securities holdings to report for the year, please check here.

If access person(s) do not want this report to be construed as an admission that they have beneficial ownership of one or more securities reported above, please describe below and indicate which securities are at issue.

Securities Accounts Name of Broker, Dealer or Bank

Date Account was Established

Name(s) on and Type of Account

If access person(s) have no securities accounts to report for the year, please check here.

I certify that I have included on this report all securities transactions and accounts required to be reported pursuant to the Code of Ethics.

Signature

Date

GLOBALT, Inc. Code of Ethics

APPENDIX V

ANNUAL AND INITIAL COMPLIANCE CERTIFICATION

Initial Certification

I certify that I:	(i)	have received, read and reviewed Adviser’s Code;
	(ii)	understand the policies and procedures in the Code;
	(iii)	recognize that I am subject to such policies and
procedures;
	(iv)	understand the penalties for non-compliance;
	(v)	will fully comply with the Code; and
	(vi)	have fully and accurately completed this Certificate.

Signature:

Name:		(Please print)

Date Submitted:

Date Due:

Annual Certification

I certify that I:	(i)	have received, read and reviewed the Code;
	(ii)	understand the policies and procedures in the Code;
	(iii)	recognize that I am subject to such policies and
procedures;
	(iv)	understand the penalties for non-compliance;
	(v)	have complied with the Code and any applicable
reporting requirements during this past year;
	(vi)	have fully disclosed any exceptions to my compliance
with the Code below;
	(vii)	will fully comply with the Code; and
	(viii)	have fully and accurately completed this Certificate.

EXCEPTION(S):
____________________________________________________________________

____________________________________________________________________

______________________________________________________________
Signature:
________________________
Name:
________________________
(Please print) Date Submitted:
______________________
Date Due:
__________________________

GLOBALT, Inc. Code of Ethics

APPENDIX VI

GLOBALT REQUEST FOR PERMISSION TO ENGAGE IN PERSONAL TRANSACTION

I have read the Code of Ethics and I believe that the proposed trade requested hereby complies with the Code’s policies and procedures. I hereby request permission to:

BUY / SELL (circle one)

the security described below in the amount indicated for my own account or another account in which I have a beneficial interest or legal title:

PRINT NAME			BENEFICIAL OWNER NAME				DATE

# of shares/			Description		Tic'er	"m)ol	Bro'er
Principal Amt	Name of	ec!rit"	#e$%$& Common	toc'(

TO THE BEST OF YOUR KNOWLEDGE, please answer the following questions regarding the proposed transaction:

1.	Has any client account traded the security during the last 2 calendar days?	YES	NO

2.	Does any employee of GLOBALT possess any non-public information regarding the security or the issuer of the security?	YES	NO

3.	Does the proposed trade involve an initial public offering?	YES	NO
Note: Participation in IPOs is prohibited without pre-approval by Compliance Officer.

4.	Does the proposed trade involve a futures transaction ?	YES	NO
Note: Futures trading is prohibited.

5.	Does the proposed trade involve an option transaction?	YES	NO
Note: Options trading is generally prohibited, but an exception may be made by the Compliance Department to obtain or exercise of employment agreement options under certain circumstances.

6.	Does the proposed trade involve a short sale transaction?	YES	NO
Note: Short-selling is prohibited. Option writing requires pre-approval by Compliance Officer.

7.	Does the proposed trade involve the purchase of restricted shares of a public company?	YES	NO
Note: Purchases of restricted securities are prohibited.

8.	Does the proposed transaction involve investment in a private placement or a hedge fund (if YES, then please complete the	YES	NO
Private Placement Investment Request Form and attach it to this form)?
9.	If you would own a beneficial interest in more than 5% of the outstanding voting securities of the issuer after e ecuting the re!uested transaction" then state the total beneficial interest you will own in the com#any$s voting securities after this
	#urchase%	_____________ %

If applicable, please check the following box:

The above transaction complies with the de minimis e emption from the !rohibited Trading !eriod "estriction on Trading set forth in #ection $%C%&' of
	the Code of Ethics( because the transaction involves )(*** or fewer shares and the issuer has a mar+et capitali,ation of at least -) billion.	I have attached
written documentation evidencing the mar+et capitali,ation. I also hereby certify that I have not received permission to trade this security under the de minimis e emption in the last &* days.

BY SIGNING BELOW& I HEREBY CERTIFY THAT ALL OF THE INFORMATION IN THIS REQUEST FOR PERMISSION TO ENGAGE IN THE ABOVE DESCRIBED TRANSACTION IS TRUE TO THE BEST OF MY KNOWLEDGE& AND I FURTHER REPRESENT THAT& IF MY REQUEST IS APPROVED& I SHALL PROVIDE IF REQUESTED& OR DIRECT MY BROKERAGE FIRM TO PROVIDE& A COPY OF A CONFIRMATION OF THE REQUESTED TRANSACTION#S( TO THE COMPLIANCE DEPARTMENT WITHIN *+ DAYS AFTER THE END OF THE QUARTER$

#I./0T1"E		!"I/T /02E

PERMI ION %please chec+ one': .ranted	3enied	TRADIN- DEPARTMENT TIME	TAMP
NOTE, IF PERMI ION I -RANTED& .C/ PERMI ION I		EFFECTI0E
ONL1 .NTIL ONE 2TRADIN-3 DA1 FOLLOWIN- T/E DA1		/OWN B1
T/E TIME TAMP

Compliance 4fficer( or approved designee		#ignature 5 Trading 3epartment

Revised: 10-2007